Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 3 to Registration Statement No. 333-157829 on Form S-1 of Entheos Technologies, Inc. of our report dated April 10, 2009, on our audit of the consolidated balance sheets of Entheos Technologies, Inc. as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended.  We also consent to the reference to us under the heading "Experts" in the Registration Statement.

/S/ PETERSON SULLIVAN LLP

Seattle, Washington

December 18, 2009